                                                                   Exhibit 10.51

                            FIRST AMENDMENT AGREEMENT


                  FIRST AMENDMENT AGREEMENT (this "AMENDMENT"), dated as of August 7, 2002, by and among J. H. WHITNEY MEZZANINE FUND, L.P. ("WMF"), a Delaware limited partnership, ALBION ALLIANCE MEZZANINE FUND I, L.P. ("ALBION I"), a Delaware limited partnership, ALBION ALLIANCE MEZZANINE FUND II, L.P. ("ALBION II"), a Delaware limited partnership, THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES ("EQUITABLE"), a New York corporation, FLEET CORPORATE FINANCE, INC. ("FLEET"), a Massachusetts corporation, and CITIZENS CAPITAL, INC. ("CITIZENS"; and together with WMF, Albion I, Albion II, Equitable and Fleet, the "PURCHASERS" and, individually, a "PURCHASER"), a Massachusetts corporation, and TRANSTECHNOLOGY CORPORATION (the "COMPANY"), a Delaware corporation, to the Securities Purchase Agreement, dated as of August 29, 2000, by and among the Purchasers and the Company (the "ORIGINAL AGREEMENT").


                              W I T N E S S E T H:


                  WHEREAS, the Purchasers and the Company entered into the Original Agreement pursuant to which, among other things, the Purchasers purchased from the Company subordinated promissory notes, due August 29, 2005, in the aggregate principal amount of $75,000,000 and warrants to purchase 427,602 shares of common stock, par value $.01 per share, of the Company; and


                  WHEREAS, the Company proposes to refinance its existing senior indebtedness (such existing senior indebtedness being referred to as the "OLD SENIOR DEBT", and such new indebtedness being referred to as the "NEW SENIOR DEBT") and in connection therewith the Company has requested that the Purchasers agree to amend certain provisions of the Original Agreement as hereinafter set forth; and


                  WHEREAS, the Purchasers are willing to consent to the requested amendments, subject to the terms and conditions set forth in this Amendment (the Original Agreement as amended by this Amendment is hereinafter referred to as the "AGREEMENT").


                  NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Purchasers and the Company agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS


         1.1      ORIGINAL AGREEMENT DEFINITIONS.

                  (a) All capitalized terms used in this Amendment but not defined shall have the meanings given to them in the Original Agreement. In the event of a conflict between the definitions contained in this Amendment and those contained in the Original Agreement, the definitions contained herein shall prevail.

                  (b) The definition of "ALBION/EQUITABLE NOTES" shall be amended to read in its entirety as follows:

                           "ALBION/EQUITABLE NOTES" shall mean the Notes issued
                  to Albion I, Albion II and Equitable.

                  (c) The definition of "NOTES" shall be amended to read in its entirety as follows:

                           "NOTES" shall mean the Amended and Restated Senior
                  Subordinated Promissory Notes of the Company dated August 7, 2002 issued to the Purchasers in exchange for the Notes in the aggregate principal amount of $80,283,757.59 and shall include all payment-in-kind promissory notes issued by the Company as contemplated therein or in payment of fees to any Purchaser.

                  (d) The definition of "SENIOR CREDIT AGREEMENT" shall be amended to read in its entirety as follows:

                           "SENIOR CREDIT AGREEMENT" shall mean individually and
                  collectively (i) the Financing Agreement dated as of August 7, 2002 by and among The CIT Group/Business Credit, Inc. and the Company, Norco, Inc. and TCR Corporation (the "CIT FINANCING AGREEMENT"), and (ii) the Financing Agreement dated as of August 7, 2002 by and among the Company, Norco, Inc. TCR Corporation, the lenders from time to time party thereto, and Ableco Finance LLC, as Agent, as such agreements may be amended, restated, supplemented or otherwise modified from time to time.

                  (e) The definition of "SUBORDINATION AGREEMENT" shall be amended to read in its entirety as follows:

                           "SUBORDINATION AGREEMENT" shall mean the
                  Intercreditor and Subordination Agreement dated as of August 7, 2002, by and among The CIT Group/Business Credit, Inc., Ableco Finance LLC (for itself and as agent), the Company and certain of the Company's Subsidiaries and the Purchasers.

                  (f) The following definition shall be inserted in alphabetical order:

                           "TTGB RESTRUCTURING" shall mean the restructuring of
                  the business of the Company and its Subsidiaries effective July 17, 2002, which resulted in the complete separation of the operations of TransTechnology (GB) Limited and its Subsidiaries (the "TTGB ENTITIES") from the operations and financial results of the Company and its other Subsidiaries (the "TTGB RESTRUCTURING").

                  (g) The definition of "WARRANTS" shall be amended to read in its entirety as follows:

                           "WARRANTS" shall mean the amended and restated
                  warrants issued to the Purchasers in exchange for the warrants referred to in the Whereas clause hereof.

                  (h) The definition of "WMF NOTE" shall be amended to read in its entirety as follows:

                           "WMF NOTE" shall mean the Note issued to WMF.

                                    ARTICLE 2

                                 LIMITED WAIVER
                                 --------------


                  Subject to the conditions set forth herein, the Purchasers hereby waive the existing Events of Default under Sections 9.1, 9.6 and 9.8 of the Original Agreement solely to the extent occurring as of or prior to the date hereof; provided that such waivers shall be limited precisely as written and shall not be deemed or otherwise construed to constitute a waiver of any other default or Event of Default or to prejudice any right, power or remedy which the Purchasers, may now have or may have in the future under or in connection with the Original Agreement (after giving effect to this Amendment) or the Notes all of which rights, powers and remedies are hereby expressly reserved by the Purchasers.

                                    ARTICLE 3

                        AMENDMENTS TO ORIGINAL AGREEMENT


         3.1 AMENDMENT TO THE NOTES. Each Note shall be amended to increase the Interest Rate (as defined in the Notes) commencing December 31, 2002, from 16.00% to 18.00%, and in connection therewith to increase the PIK Interest Rate (as defined in the Notes) from 3.00% per annum to 5.00% per annum. In addition, the PIK Interest Rate will increase by .25% effective each Interest Payment Date commencing on March 31, 2003. There shall be no change in the calculation or payment of Basic Interest (as defined in the Notes). In order to accomplish the foregoing, each Purchaser will surrender the Note and any PIK Notes issued in respect thereof now held by such Purchaser for cancellation in exchange for the issuance by the Company to such Purchaser of an Amended and Restated Senior Subordinated Promissory Note (each an "AMENDED AND RESTATED NOTE"), in the form attached hereto as EXHIBIT I, in the principal amount equal to the aggregate principal amount of the Note and PIK Interest accrued through the date hereof on the Note now held by such Purchaser.


         3.2 AMENDMENT TO THE WARRANTS. Each Warrant shall be amended to (i) fix the Purchase Price (as defined in the Warrant) in the event of a reorganization, redistribution, merger or sale of assets occurring prior to December 31, 2002, and to reduce the Purchase Price on December 31, 2002, and (ii) add a put right in favor of the Holder thereunder in certain circumstances. In order to accomplish the foregoing, each Purchaser will surrender the Warrants now held by such Purchaser for cancellation in exchange for the issuance by the Company to such Purchaser of an Amended and Restated Warrant (the "AMENDED AND RESTATED WARRANT") in the form attached hereto as EXHIBIT II entitling the Purchaser to purchase upon exercise thereof, the same number of shares of Common Stock as provided for in the Warrant now held by such Purchaser.

         3.3 AMENDMENT TO SECTION 8.1. Section 8.1 of the Original Agreement is hereby amended to add a new subsection (o) to read in its entirety as follows:

                           (o) REPORTS PURSUANT TO SENIOR CREDIT DOCUMENTS. The
                  Company shall deliver to Purchasers a copy of each financial statement, report or certificate, delivered to the CIT Group/Business Credit, Inc. ("CIT") under Section 7.10 of the Financing Agreement between CIT, the Company and certain of its subsidiaries, contemporaneously with the delivery thereof to CIT.

         3.4 AMENDMENT TO SECTION 9.1(B). Section 9.1(b) of the Original Agreement is hereby amended to add a new subsection (iv) to read in its entirety as follows:

                           (iv) the TTGB Restructuring;

         3.5 AMENDMENT TO SECTION 9.2. Section 9.2 of the Original Agreement is hereby amended to add the following sentence to the end of clause (a):

                  "Notwithstanding any provision in this Agreement to the contrary, neither the Company nor any of its Subsidiaries after July 17, 2002 may in any way transfer, including by way of capital contribution, purchase of any securities, or otherwise, any funds to the TTGB Entities.

         3.6 AMENDMENT TO SECTION 9.3. Section 9.3 of the Original Agreement is hereby amended and restated in is entirety to read as follows:

                           9.3. NO INCONSISTENT AGREEMENTS. Except for the
                  Senior Credit Documents (to the extent not inconsistent with the provisions of the Subordination Agreement), none of the Company nor any of its Subsidiaries shall enter into any Contractual Obligation or enter into any amendment or other modification to any currently existing Contractual

                  Obligation of the Company, or any of their Subsidiaries, which by its terms restricts or prohibits the ability of the Company to pay the principal of or interest on the Notes or to fully satisfy all of the obligations under the Transaction Documents of the Company or any of its Subsidiaries.

         3.7 AMENDMENT TO SECTION 9.4(B). Section 9.4(b) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

                           (b) (i) Senior Indebtedness, up to an aggregate
                  outstanding principal amount of $39,000,000, inclusive of Senior Indebtedness listed in Section 1(a) of Schedule 5.5 (the "INDEBTEDNESS SCHEDULE") attached to the First Amendment Agreement, dated as of August 7, 2002, by and among WMF, Albion I, Albion II, Equitable, Fleet, Citizens and the Company, or (ii) other Indebtedness other than Capital Lease Obligations, up to an aggregate outstanding principal amount of $500,000, inclusive of Indebtedness listed on Section 1(b) of the Indebtedness Schedule.

         3.8 AMENDMENT TO SECTION 9.4(H). Section 9.4(h) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

                           (h) Refinancings, refundings or extensions of Senior
                  Indebtedness as contemplated in clauses (i) through (v) of the definition of Senior Debt in the Subordination Agreement, PROVIDED, that any such refinancings, refundings or extensions shall not be incurred from any Person other than any Lender (as defined in the Senior Credit Agreement), any Affiliate of a Lender, any fund or account managed by a Lender or Affiliate of a Lender, or a bank, savings and loan association, insurance company, pension fund, mutual fund, commercial finance company or institutional lender having total assets (together with its Affiliates) in excess of $500,000,000.

         3.9 AMENDMENT TO SECTION 9.5(I). Section 9.5(i) is hereby amended and restated in its entirety to read as follows:

                           (i) Liens granted in favor of the Lenders (as defined
                  in the Subordination Agreement) under the Senior Credit Documents.

         3.10 AMENDMENT TO SECTION 9.6. Section 9.6 of the Original Agreement is hereby amended to add a new subsection (c) to read in its entirety as follows:

                           (c) the sale of TCR Corporation (the "TCR
                  DISPOSITION"), provided that the Purchasers shall have received the following at least five (5) business days prior to the consummation of the TCR Disposition:

                           (i) written certification by the Chief Executive
                  Officer and Chief Financial Officer of the Company that the Company's management has recommended the proposed TCR Disposition to the Board of Directors of the Company;

                           (ii) written certification by Secretary of the
                  Company that the Board of Directors of the Company has approved the terms and conditions of the proposed TCR Disposition; and

                           (iii) a copy of a fairness opinion delivered to the
                  Board of Directors of the Company from an independent, nationally recognized investment banker whose compensation is not dependent upon the conclusion of the TCR Disposition to the effect that the consideration to be received by the Company from the proposed TCR Disposition is fair from a financial point of view.

         3.11 AMENDMENT TO SECTION 9.8. Section 9.8 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

                           9.8 FINANCIAL COVENANTS. The Company covenants and
                  agrees that until payment in full of all Indebtedness hereunder and under the Notes, the Company shall comply with and shall cause each of its Subsidiaries to comply with all covenants in this Section 9.8 applicable to such Person. Compliance with the covenants in this Section 9.8 shall be determined on a consolidated basis in accordance with GAAP consistently applied, unless explicitly stated otherwise.

                                    (a) CONTINUING EBITDA. The Company shall not
                           permit the Consolidated EBITDA for the Company and its Subsidiaries attributable to the continuing operations of the Company and its Subsidiaries, on a consolidated basis, for any twelve (12) month period ending on each date set forth below to be less than the applicable amount set forth below for such period:

                                                          Continuing Operations
                                12 MONTH PERIOD ENDING         EBITDA
                                ----------------------         ------

                       September 30, 2002                    $14,174,000
                       October 31, 2002                      $14,551,000
                       November 30, 2002                     $15,080,000
                       December 31, 2002                     $13,658,000
                       January 31, 2003                      $13,838,000
                       February 28, 2003                     $13,941,000
                       March 31, 2003                        $12,855,000
                       April 30, 2003                        $13,574,000
                       May 31, 2003                          $13,523,000
                       June 30, 2003                         $13,531,000
                       July 31, 2003                         $13,507,000
                       August 31, 2003                       $13,518,000
                       September 30, 2003                    $13,300,000
                       October 31, 2003                      $13,433,000

                       November 30, 2003                     $13,552,000
                       December 31, 2003                     $13,680,000
                       January 31, 2004                      $14,325,000
                       February 29, 2004                     $14,033,000
                       March 31, 2004 (and each month        $14,702,000
                       thereafter)

                                    (b) FIXED CHARGE COVERAGE. The Company shall
                           not permit the ratio of (i) Consolidated EBITDA for the periods set forth below, less Capital Expenditures for such period other than Capital Expenditures that are financed, to (ii) the sum of Consolidated Total Interest Expense for such period and the aggregate amount of payments of principal of any Funded Indebtedness actually made or required to be made during such period plus all payments, dividends, distributions and repurchases made by the Company in respect of its Capital Stock during such period, to be less than the ratio set forth below for such period:


                              PERIOD                                                          RATIO
                              ------                                                          -----

                Six Month Period ending September 30, 2002                                  .90:1.00
                Seven Month Period ending October 31, 2002                                   .90:1.00
                Eight Month Period ending November 30, 2002                                  .90:1.00
                Nine Month Period ending December 31, 2002                                   .90:1.00
                Ten Month Period ending January 31, 2003                                     .90:1.00
                Eleven Month Period ending February 28, 2003                                 .90:1.00
                Twelve Month Period ending March 31, 2003 (and each twelve month             .90:1.00
                period ending on each succeeding month thereafter)



                                    (c) TOTAL LEVERAGE TEST. At such date as
                           there shall be no Senior Debt outstanding and on the last day of each month thereafter, the Company shall not permit the ratio of Funded Indebtedness as of such date to Consolidated Adjusted EBITDA for the twelve (12) month period ending on such date, with respect to the Company and its Subsidiaries, on a consolidated basis, to be greater than 4.75:1.00, which ratio shall be stepped down in accordance with a schedule based on the Company's then projections, which shall be negotiated in good faith by the Company and the Purchasers.

                                    (d) CAPITAL EXPENDITURES. The Company shall
                           not permit (i) for the eight (8) month period ending March 31, 2003, (x) aggregate Capital Expenditures for the Company and its Subsidiaries other than TCR Corporation to exceed $1,100,000 or (y) aggregate Capital Expenditures for TCR Corporation to exceed $660,000, and (ii) for any Fiscal Year thereafter aggregate Capital

                           Expenditures for the Company and its Subsidiaries to exceed $1,265,000.

                                    (e) SENIOR LEVERAGE TEST. The Company shall
                           not permit the ratio of Senior Indebtedness on each date set forth below to Consolidated EBITDA for the twelve (12) month period ending on each such date with respect to the Company and its Subsidiaries, on a consolidated basis, to be greater than the ratio set forth below for such period:


                                    12 Month Period Ending                                    Ratio
                                    ----------------------                                    -----
                                                                             If TCR              If TCR Disposition
                                                                             Disposition Has     Has NOT BEEN
                                                                             Been Effected       Effected
                                                                             -------------       --------
                    September 30, 2002                                             2.00:1.00            2.50:1.00
                    October 31, 2002                                               2.00:1.00            2.50:1.00
                    November 30, 2002                                              2.00:1.00            2.50:1.00
                    December 31, 2002                                              1.75:1.00            2.25:1.00
                    January 31, 2003                                               1.75:1.00            2.25:1.00
                    February 28, 2003                                              1.75:1.00            2.25:1.00
                    March 31, 2003 (and each succeeding month thereafter)          1.50:1.00            2.00:1.00


                                    ARTICLE 4

                                    GUARANTY
                                    --------

         Each Wholly-Owned Subsidiary Guarantor, by its signature below, hereby consents and agrees to the entering into of this Amendment and acknowledges and confirms that the Subsidiary Guaranty remains in full force and effect in accordance with its terms on the date hereof and after giving effect to this Amendment and the issuance of the Notes and Warrants to be issued pursuant hereto.

                                    ARTICLE 5

                                      FEES
                                      ----

         The Company shall pay to each Purchaser on the execution and delivery of this Agreement an amendment fee equal to 1% of the principal of the Amended and Restated Note being issued to such Purchaser pursuant to Section 3.1 of this Agreement such fee to be paid by the issuance to such Purchaser of a PIK Note in the amount of such fee.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  The Company represents and warrants to the Purchaser as follows:

         5.1 AUTHORITY, ETC. The execution and delivery by the Company of this Amendment and the performance by the Company of all of its agreements and obligations under this Amendment and the Agreement (i) are within the corporate authority of the Company, (ii) have been duly authorized by all necessary corporate proceedings by the Company, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Company, except in each case for the conflicts, breaches or contraventions that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Condition of the Company (as defined in the Original Agreement) and (iv) do not conflict with any provision of the corporate charter or by-laws of, or any agreement or other instrument binding upon, the Company.

         5.2 ENFORCEABILITY OF OBLIGATIONS. This Amendment and the Agreement constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.3 NO DEFAULT. After giving effect to this Amendment and the execution and delivery of the New Senior Debt Documents (as defined below) contemplated hereby, no default or Event of Default exists under the Notes and no event has occurred and no condition exists which with the giving of notice, or the passage of time or both would create or become a default or an Event of Default.

         5.4 TTGB RESTRUCTURING. The TTGB Restructuring was consummated in the manner and on the terms previously disclosed to the Purchasers. As a result of the TTGB Restructuring, none of the TTGB Entities is a Subsidiary of the Company.

         5.5 OUTSTANDING BORROWINGS. SCHEDULE 5.5 attached hereto lists (i) the amount of all Outstanding Borrowings of the Company and its Subsidiaries (other than Indebtedness under the Agreement) as of the date hereof, (ii) the Liens that relate to such Outstanding Borrowings and that encumber the assets of the Company and its Subsidiaries, (iii) the name of each lender thereof, and (iv) the amount of any unfunded commitments available to the Company or any Subsidiary in connection with any Outstanding Borrowings.

         5.6 TCR AND NORCO. The representations and warranties set forth in Sections 7.21 and 7.22 of the CIT Financing Agreement are true and correct.

                                    ARTICLE 7

                           CONDITIONS TO EFFECTIVENESS

                  The effectiveness of this Amendment is conditioned upon the following:

                  (a) Receipt by the Purchasers of (i) an original counterpart signature to this Amendment, duly executed and delivered by the Company, (ii) the Amended and Restated Notes as contemplated in Section 3.1, (iii) the Amended and Restated Warrants as contemplated in Section 3.2, and (iv) the Notes in payment of the Amendment Fee as contemplated in Article 5.

                  (b) Receipt by the Purchasers of a copy of the fully executed New Senior Debt Documents, in form and substance reasonably satisfactory to the Purchasers (the "NEW SENIOR DEBT DOCUMENTS").

                  (c) Receipt by the Purchasers, in form and substance reasonably satisfactory to the Purchasers, of the evidence of all corporate approval necessary in connection with this Amendment.

                  (d) Receipt by the Purchaser of an opinion of Hahn Loeser & Parks, LLC with regard to the transaction contemplated in this Amendment, in form and substance reasonably satisfactory to Purchaser.

                  (e) The Purchasers shall be satisfied that, after giving effect to this Amendment and the execution and delivery of the New Senior Debt Documents and repayment of the Old Senior Debt, no default or Event of Default shall then exist.

                                   ARTICLE 8

                                 MISCELLANEOUS
                                 -------------

         7.1 CONTINUED EFFECTIVENESS. Notwithstanding anything contained herein to the contrary, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Original Agreement. The parties hereto expressly do not intend to extinguish the Original Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Original Agreement (including, without limitation, the Notes) and the other documents contemplated thereby and to reaffirm the rights and obligations contained therein. The Original Agreement as amended hereby and each of the other documents contemplated thereby shall remain in full force and effect except the Notes, which shall be amended and restated in their entirety as set forth in the Amended and Restated Notes, and the Warrants, which shall be amended and restated in their entirety as set forth in the Amended and Restated Warrants. Except as herein amended, the Original Agreement shall remain unchanged and in full force and effect, and is hereby ratified in all respects. All of the representations, warranties and covenants contained in the Original Agreement and this Amendment shall survive the execution and delivery of this Amendment.

         7.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery at the address specified in Section 11.2 of the Original Agreement, or to such other address or addresses for a party as shall have been furnished in writing by such party to the other parties hereto.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days after being deposited in the mail, postage prepaid; and if telecopied, when receipt is acknowledged.

         7.3 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

         7.4 REFERENCES. Any reference to the Original Agreement contained in any notice, requisite, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include the amendments contained in this Amendment unless the context shall otherwise require.

         7.5 SIGNATURES; COUNTERPARTS. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         7.6 HEADINGS. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         7.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

         7.8 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         7.9 CERTAIN EXPENSES. The Company will pay all reasonable out-of-pocket expenses of the Purchasers (including without limitation reasonable fees, charges and disbursements of counsel) in connection with this Amendment, any other amendment, supplement, modification or waiver of or to any provision of the Agreement, the Notes, the Warrants, or any consent to any departure by the Company from the terms of any provision of the Agreement, the Notes, or the Warrants.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                  TRANSTECHNOLOGY CORPORATION


                                  By:      /s/ Gerald C. Harvey
                                          ------------------------------------
                                           Name:   Gerald C. Harvey
                                           Title:  Vice President, Secretary and
                                                   General Counsel

                                  J. H. WHITNEY MEZZANINE FUND, L.P.

                                  By:      Whitney GP, L.L.C.


                                  By:      /s/ Robert  M. Williams, Jr.
                                           ----------------------------
                                           Name:   Robert M. Williams, Jr.,
                                                   Partner
                                           A Managing Member

                                  ALBION ALLIANCE MEZZANINE FUND I, L.P.

                                   By:     Albion Alliance, LLC
                                           Its General Partner

                                  By:      /s/ Charles A. Gonzalez
                                          ------------------------------------
                                           Name:   Charles A. Gonzalez
                                           Title:  Managing Director


                                  ALBION ALLIANCE MEZZANINE FUND II, L.P.

                                  By:      AA MEZZ II GP,
                                           Its General Partner

                                  By:      Albion Alliance, LLC
                                           Its Sole Member

                                  By:      /s/ Charles A. Gonzalez
                                          ------------------------------------
                                           Name:   Charles A. Gonzalez
                                           Title:  Managing Director

               [FIRST SIGNATURE PAGE TO FIRST AMENDMENT AGREEMENT]

                                     THE EQUITABLE LIFE ASSURANCE
                                     SOCIETY OF THE UNITED STATES

                                     By:  /s/ James C. Pendergast
                                         ---------------------------------
                                          Name:     James C. Pendergast
                                          Title:    Investment Officer

                                     FLEET CORPORATE FINANCE, INC.

                                     By:   /s/ John S. Bowman
                                         ----------------------------------
                                           Name:     John S. Bowman
                                           Title:    Senior  Vice President

                                     CITIZENS CAPITAL, INC.

                                     By:  /s/ David Morris
                                         ----------------------------------
                                           Name:     David Morris
                                          Title:    Principal








              [SECOND SIGNATURE PAGE TO FIRST AMENDMENT AGREEMENT]

         Each of the undersigned Wholly Owned Subsidiary Guarantors agrees to the provisions of Article 4.

                                   NORCO, INC.

                                    By: /s/ Gerald C. Harvey
                                       ----------------------------------------
                                        Name:     Gerald C. Harvey
                                        Title:    Vice President and Secretary

                                    RANCHO TRANSTECHNOLOGY
                                             CORPORATION

                                    By: /s/ Gerald C. Harvey
                                       ----------------------------------------
                                        Name:     Gerald C. Harvey
                                        Title:    Vice President and Secretary

                                    RETAINERS, INC.

                                    By:  /s/ Gerald C. Harvey
                                       ----------------------------------------
                                         Name:     Gerald C. Harvey
                                         Title:    Vice President and Secretary

                                    SSP INDUSTRIES

                                    By:  /s/ Gerald C. Harvey
                                       ----------------------------------------
                                         Name:     Gerald C. Harvey
                                         Title:    Vice President and Secretary

                                    SSP INTERNATIONAL SALES, INC.

                                    By:  /s/ Gerald C. Harvey
                                       ----------------------------------------
                                         Name:     Gerald C. Harvey
                                         Title:    Vice President and Secretary

                                    TCR CORPORATION

                                    By:  /s/ Gerald C. Harvey
                                       ----------------------------------------
                                         Name:     Gerald C. Harvey
                                         Title:    Vice President and Secretary

                THIRD SIGNATURE PAGE TO FIRST AMENDMENT AGREEMENT

                          TTER USA, INC. (FORMERLY TRANSTECHNOLOGY ENGINEERED RINGS USA, INC.)

                          By:      /s/ Gerald C. Harvey
                                  ----------------------------------------

                                   Name:     Gerald C. Harvey
                                   Title:    Vice President and Secretary

                          TRANSTECHNOLOGY INTERNATIONAL
                          CORPORATION (FORMERLY
                          KNOWN AS TRANSTECHNOLOGY SEEGER, INC.)

                          By:      /s/ Gerald C. Harvey
                                  ----------------------------------------
                                   Name:     Gerald C. Harvey
                                   Title:    Vice President and Secretary




              [FOURTH SIGNATURE PAGE TO FIRST AMENDMENT AGREEMENT]

                                    EXHIBIT I

                        FORM OF AMENDED AND RESTATED NOTE

          16% AMENDED AND RESTATED SENIOR SUBORDINATED PROMISSORY NOTE

             THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

             THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE TO THE SENIOR DEBT AS DEFINED IN, AND IN THE MANNER TO THE EXTENT SET FORTH IN, THE INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF AUGUST 7, 2002 AMONG THE BORROWER, CERTAIN OF THE BORROWER'S SUBSIDIARIES, THE PURCHASERS, THE CIT GROUP/BUSINESS CREDIT, INC., AND ABLECO FINANCE LLC (FOR ITSELF AND AS AGENT), AND EACH HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF SHALL BE BOUND BY THE PROVISIONS OF SUCH INTERCREDITOR AND SUBORDINATION AGREEMENT.

             THE SUBORDINATED INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT RANKS PARI PASSU WITH CERTAIN OTHER SUBORDINATED INDEBTEDNESS OF THE MAKER AND IS OTHERWISE SUBJECT TO CERTAIN OTHER RESTRICTIONS SET FORTH IN THAT CERTAIN SUBORDINATED INDEBTEDNESS INTERCREDITOR AGREEMENT, DATED AS OF AUGUST 29, 2000, BY AND AMONG THE MAKER HEREOF, THE PAYEE NAMED HEREIN, CERTAIN OTHER HOLDER(S) OF INDEBTEDNESS OF THE MAKER AND THE GUARANTORS OF SUCH INDEBTEDNESS, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME.

                           TRANSTECHNOLOGY CORPORATION
          16% AMENDED AND RESTATED SENIOR SUBORDINATED PROMISSORY NOTE
                               DUE AUGUST 29, 2005

       (Amending and Restating the 16% Senior Subordinated Promissory Note
                 Due August 29, 2005 Issued on August 29, 2000)

$[AMOUNT]                                                    New York, New York

                                                                 August 7, 2002

         FOR VALUE RECEIVED, the undersigned, TransTechnology Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of [____________________("___")], a Delaware limited partnership, or its registered assigns (the "HOLDER"), the principal sum of [___________________] ($[_______________]) on August 29, 2005, (the "MATURITY DATE"), with interest thereon from time to time as provided herein. This 16% Amended and Restated Senior Subordinated Promissory Note Due August 29, 2005 amends and restates in its entirety the 16% Senior Subordinated Promissory Note Due August 29, 2005 (the "ORIGINAL NOTE") and upon delivery hereof the Original Note shall be of no further force and effect and shall be delivered to the Company for cancellation.

         1. PURCHASE AGREEMENT. This 16% Amended and Restated Senior Subordinated Promissory Note (the "NOTE") is issued by the Borrower on August 7, 2002, pursuant to the Securities Purchase Agreement, dated as of August 29, 2000, as amended by that certain First Amendment Agreement, dated as of the date hereof (as so amended and as further amended from time to time, the "PURCHASE AGREEMENT"), by and among the Borrower, J.H. Whitney Mezzanine Fund L.P., Albion Alliance Mezzanine Fund I, L.P., Albion Alliance Mezzanine Fund II, L.P., The Equitable Life Assurance Society of the United States, Fleet Corporate Finance, Inc., and Citizens Capital Inc. (collectively, the "PURCHASERS"), and is subject to the terms thereof. The principal amount of this Note equals the principal amount of the Original Note issued on August 29, 2000 plus all accrued and unpaid interest thereon from August 29, 2000 through [_______], 2002, including PIK Interest represented by PIK Notes, at the PIK Interest Rate of 3% per annum (for purposes of this sentence, as such terms are defined in the Original Note). This Note, together with all other promissory notes issued under the Purchase Agreement from and after the date hereof, and all promissory notes issued pursuant to paragraph 2(b) and paragraph 12 hereof or thereof are hereinafter referred to as the "NOTES." The Holder is entitled to the benefits of this Note and the Purchase Agreement, as it relates to the Note, and may enforce the agreements of the Borrower contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Purchase Agreement.

         2. INTEREST. The Borrower promises to pay interest ("INTEREST") on the principal amount of this Note from the date hereof through December 31, 2002 at the rate of 16% per annum and thereafter at the rate of 18% per annum which rate shall be increased on each successive January 1, April 1, July 1, and October 1, commencing with April 1, 2003, by an additional 0.25% on a cumulative basis (e.g., on April 1, 2003 the Interest Rate will be increased to 18.25%, on July 1, 2003 the Interest Rate will be increased to 18.50%, on October 1, 2003 the Interest Rate will be increased to 18.75%, etc.) (the "INTEREST RATE"). Interest on this Note shall accrue from and including the date of issuance through and until repayment of the principal amount of this Note and payment of all Interest in full, and shall be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be paid as follows:

         (a) BASIC INTEREST. The Borrower shall pay interest (the "BASIC INTEREST") on the principal amount of this Note at the rate of 13% per annum (the "BASIC INTEREST RATE"), quarterly on each March 31, June 30, September 30 and December 31 of each year or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "INTEREST PAYMENT DATE"), beginning on September 30, 2000, by wire transfer of immediately available funds to an account at a bank designated in writing by the Holder. In the absence of any such written designation, any such Interest payment shall be deemed made on the date a check in the applicable amount payable to the order of Holder is received by the Holder at its last address as reflected in Borrower's note registers; if no such address appears, then to such Holder in care of the last address in such note register of any predecessor holder of this Note (or its predecessor).

         (b) PIK INTEREST. The Borrower shall pay interest ("PIK INTEREST") on the principal amount of this Note from the date hereof through December 31, 2002 at the rate of 3% per annum and thereafter at the rate of 5% per annum which rate shall be increased on each successive January 1, April 1, July 1 and October 1, 2003, commencing with April 1, 2003, by an additional 0.25% on a cumulative basis (e.g., on April 1, 2003 the Interest Rate will be increased to 5.25%, on July 1, 2003 the Interest Rate will be increased to 5.50%, on October 1, 2003 the Interest Rate will be increased to 5.75%, etc.) (the "PIK INTEREST RATE"), by delivery to the Holder, by a date no later than each Interest Payment Date, of an additional promissory note (each, a "PIK NOTE") having an aggregate principal amount equal to the accrued but unpaid PIK Interest on this Note (and the amount of accrued but unpaid PIK Interest on any previously delivered PIK Notes) and otherwise having substantially identical terms to this Note (including, without limitation, with respect to the Interest Rate). Interest on each PIK Note shall accrue at the Interest Rate from the Interest Payment Date in respect of which such additional PIK Note was issued until repayment of the principal and payment of all accrued interest in full. If for any reason one or more PIK Notes shall not be delivered in accordance herewith, Interest shall accrue on this Note such that the aggregate Interest due and payable on the Maturity Date and on each Interest Payment Date would be the same as if all PIK Notes not issued had been issued, and the principal payable on the Maturity Date with respect to this Note shall be an amount equal to the sum of the principal outstanding hereunder and the aggregate principal which would be outstanding if the PIK Notes not issued had been issued. Notwithstanding the foregoing, at the option of the Borrower, Interest payable under this Section 2(b) shall be payable in cash on any one or more Interest Payment Dates. For purposes of this Note, the term "PIK Interest" shall be deemed to include payments of Interest in cash at the PIK Interest Rate with respect to such times, if any, that the Borrower shall choose such cash option.

         (c) DEFAULT RATE OF INTEREST. Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, any overdue principal of and overdue Interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional 2% per annum, and, upon and during the occurrence of an Event of Default (as hereinafter defined), this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional 2% per annum. Subject to applicable law, any interest that shall accrue on overdue Interest on this Note as provided in the preceding sentence and shall not have been paid in full on or before the next Interest Payment Date to occur after the date on which the overdue interest became due and payable shall itself be deemed to be overdue Interest on this Note to which the preceding sentence shall apply. The term "Interest" shall mean and include all additional interest payable pursuant to this Section 2(c).

         (d) CALCULATION OF INTEREST. Basic Interest shall be computed at all times without regard to PIK Interest or the PIK Interest Rate. PIK Interest shall be computed at all times without regard to Basic Interest or the Basic Interest Rate.

         (e) NO USURIOUS INTEREST. In the event that any interest rate(s) provided for in this Section 2 shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by the Borrower of any Interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to Borrower.

         3. MANDATORY PREPAYMENT/REDEMPTION.

         (a) PUBLIC OFFERINGS. Subject to the subordination provisions of
Section 7 hereof and the right of the Senior Creditors to receive payment, upon the consummation of a Public Offering (as hereinafter defined), the Borrower shall, at the election of the Holder, prepay the outstanding principal amount of this Note in accordance with the redemption prices (the "MANDATORY REDEMPTION PRICES") set forth below (expressed as a percentage of the outstanding principal amount of this Note), together with Interest accrued thereon through the date of such prepayment to the extent of the net cash proceeds of such Public Offering after payment of the Senior Creditors, or, if the Senior Creditors have waived prepayment, to the extent of the net cash proceeds of such Public Offering. If the consummation of a Public Offering shall occur during the consecutive 12-month period immediately preceding August 29 of the calendar year set forth below, the Mandatory Redemption Price shall be determined based upon the percentage of the outstanding principal amount of this Note which corresponds to the period in question, as provided below.

               PERIOD   MANDATORY REDEMPTION PRICE
               ------   --------------------------
                2001                 109%
                2002                 109%
                2003                 109%
                2004                 105%
                2005                 103%
                2006                 101%

Borrower shall pay the Mandatory Redemption Price, together with Interest accrued thereon, within 5 Business Days after receipt by any of the Borrower or any of its Subsidiaries of the proceeds of such Public Offering. For the purposes hereof, "PUBLIC OFFERING" means the sale by any of the Borrower, or any of its Subsidiaries of its capital stock pursuant to a registration statement on Form S-1 or otherwise under the Securities Act in which the issuer receives any Net Cash Proceeds. For the purposes hereof, "NET CASH PROCEEDS" means (x) the cash proceeds in respect of a Public Offering minus (y) reasonable brokerage commissions or underwriting fees and other reasonable fees and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel and reasonable fees and expenses of investment bankers) relating to such Public Offering.


         (b) LIQUIDITY EVENT. Subject to the subordination provisions of Section 7 hereof, upon the occurrence of a Liquidity Event (as hereinafter defined), the Borrower shall, at the election of the Holder, prepay the outstanding principal amount of this Note in accordance with the Mandatory Redemption Prices set forth above in Section 3(a), together with interest accrued thereon through the date of such prepayment If the occurrence of a Liquidity Event shall occur during the consecutive 12-month period immediately preceding August 29 of the calendar year set forth above in Section 3(a), the Mandatory Redemption Price shall be determined based upon the percentage of the outstanding principal amount of this Note which corresponds to the period in question.

         (c) Borrower shall pay the Mandatory Redemption Price, together with interest accrued thereon, within 5 Business Days after the occurrence of a Liquidity Event. For the purposes hereof, "Liquidity Event" means (i) any transaction or related series of transactions pursuant to a single plan of action, in which any Person or group, other than the Purchaser or any of its affiliates becomes the beneficial owner of 50% or more of the then outstanding capital stock of any of the Borrower or of any of its Subsidiaries, the EBITDA of which, individually or in the aggregate, are equal to or in excess of 25% of the Consolidated EBITDA of the Borrower and its Subsidiaries, taken as a whole,
(ii) the sale or other disposition of all or substantially all of the assets of any of the Borrower or of one or more of its Subsidiaries the EBITDA of which, individually or in the aggregate, are equal to or in excess of 25% of the Consolidated EBITDA of the Borrower and its Subsidiaries, taken as a whole,
(iii) the liquidation, dissolution or winding up of any of the Borrower or of one or more of its Subsidiaries the EBITDA of which, individually or in the aggregate, are equal to or in excess of 25% of the Consolidated EBITDA of the Borrower and its Subsidiaries, taken as a whole, or (iv) the combination of the Borrower or of any of its Subsidiaries, the EBITDA of which, individually or in the aggregate, are equal to or in excess of 25% of the Consolidated EBITDA of the Borrower and its Subsidiaries, taken as a whole, with another entity, as a result of which (A) any Person or group, other than the Purchaser or any of its affiliates becomes the beneficial owner of 50% or more of the then outstanding capital stock of the combined entity or (B) the directors of such Borrower constitute less than a majority of the Board of Directors of the combined equity.

         (d) NOTICE. The Borrower shall give written notice to the Holder of any mandatory prepayment pursuant to this Section 3 at least five (5) Business Days prior to the date of such prepayment. Such notice shall be given in the manner specified in Section 11.02 of the Purchase Agreement.

         (e) PIK NOTES NOT DELIVERED. If for any reason one or more PIK Notes shall not be delivered in accordance with Section 2(b) of this Note, the principal amount of this Note for purposes of calculating the Mandatory Redemption Price shall be deemed to be the principal of this Note plus the principal of all PIK Notes not so delivered, provided, however, that the Mandatory Redemption Price payable with respect to this Note and all PIK Notes actually delivered pursuant hereto in the aggregate shall not exceed the Mandatory Redemption Price which would have been payable if all PIK Notes required to be delivered in accordance with Section 2(b) of this Note had actually been delivered.

         4. OPTIONAL PREPAYMENT/REDEMPTION.

         (a) Subject to the Subordination provisions of Section 7 hereof, upon notice given to the Holder as provided in Section 4(b), the Borrower, at its option, may prepay all or any portion of the principal amount of this Note at any time after August 29, 2001, by paying to the Holder an amount equal to the redemption prices (the "OPTIONAL REDEMPTION PRICES") set forth below (expressed as a percentage of the outstanding principal amount being prepaid, from time to time) together with Interest accrued and unpaid thereon to the date fixed for such prepayment, and reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel), if any, associated with such prepayment; provided, however, each prepayment of less than the full outstanding balance of the principal amount of this Note shall be in an aggregate principal amount of this Note of $5,000,000 or integral multiples of $1,000,000 in excess thereof, and provided, further, that unless this Note and all Notes shall be paid in full, the aggregate principal balance of the Notes outstanding at any time shall be at least $4,000,000. If such prepayment is to be made by the Borrower to the Holder during the consecutive 12-month period immediately preceding August 29, of the calendar year set forth below, the Optional Redemption Price shall be determined based upon the percentage of the outstanding principal amount of this Note and which corresponds to period in question:


                           PERIOD          OPTIONAL REDEMPTION PRICE

                           2002                              109%
                           2003                              105%
                           2004                              103%
                           2005                              101%

         (b) The Borrower shall give written notice of prepayment of this Note, or any portion thereof, pursuant to this Section 4 not less than 5 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment pursuant to this Section 4 shall be given in the manner specified in Section
11.2 of the Purchase Agreement. Upon notice of prepayment pursuant to this
Section 4 being given by the Borrower, the Borrower covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof so called for prepayment, at the applicable Optional Redemption Price set forth above with respect to the outstanding principal amount of this Note or the portion thereof so called for prepayment, together with Interest accrued and unpaid thereon to the date fixed for such prepayment, and the costs and expenses referred to in Section 4(a).

         (c) All optional prepayments under this Section 4 shall include payment of accrued Interest on the principal amount of this Note so prepaid and shall be applied first to all costs, expenses and indemnities payable under the Purchase Agreement, then to payment of default interest, if any, then to payment of the Basic Interest, then to payment of the PIK Interest, and thereafter to principal.

         (d) If for any reason one or more PIK Notes shall not be delivered in accordance with Section 2(b) of this Note, the principal amount of this Note for purposes of calculating the Optional Redemption Price shall be deemed to be the principal of this Note plus the principal of all PIK Notes not so delivered, provided, however, that the Optional Redemption Price payable with respect to this Note and all PIK Notes actually delivered pursuant hereto in the aggregate shall not exceed the Optional Redemption Price which would have been payable if all PIK Notes required to be delivered in accordance with Section 2(b) of this Note had actually been delivered.

         5. AMENDMENT. Amendments and modifications of this Note may be made only in the manner provided in Section 11.4 of the Purchase Agreement.

         6. DEFAULTS AND REMEDIES.

         (a) EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall occur if:

            (i) the Borrower shall default in the payment of the principal of this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

            (ii) the Borrower shall default in the payment of any installment of Basic Interest according to its terms, when and as the same shall become due and payable and such default shall continue for a period of 5 days or Borrower shall fail to deliver any PIK Note, or an appropriate amount of cash in lieu thereof pursuant to Section 2(b), when and as the same shall become deliverable or payable, as the case may be, and such failure shall continue for a period of 5 days after request for the delivery or payment thereof, as the case may be, by the Holder; or

            (iii) the Borrower shall default in the due observance or performance of any covenant to be observed or performed pursuant to Sections 8.1, 8.2(a), 8.3, 8.8, 8.10, 8.11, 8.12 or Article 9 of the Purchase Agreement;
provided, however, that a default under Article 9 (other than a default under the provisos of Section 9.2 (a)) which does not or is not likely to have a material adverse effect on the Borrower, and all of its Subsidiaries, taken as a whole shall become an Event of Default only if such default shall continue for a period of 20 days; or

            (iv) the Borrower, or any of its Subsidiaries shall default in the due observance or performance of any other covenant, condition or agreement on the part of the Borrower any of its Subsidiaries to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement or any of the Transaction Documents (other than those referred to in clauses
(i), (ii) or (iii) of this Section 6(a)), and such default shall continue for 15 days after the earliest of (A) the date the Borrower is required pursuant to the Transaction Documents or otherwise to give notice thereof to the Holder (whether or not such notice is actually given) or (B) the date of written notice thereof, specifying such default and, if such default is capable of being remedied, requesting that the same be remedied, shall have been given to the Borrower by the Holder; or

            (v) any representation, warranty or certification made by or on behalf of the Borrower or any of its Subsidiaries in the Purchase Agreement, this Note, the Transaction Documents or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect when made or deemed to be made or repeated; or

            (vi) any event or condition shall occur that results in (A) the acceleration of the maturity of any Indebtedness of any of the Borrower or any of its Subsidiaries, or (B) a default of any Indebtedness of the Borrower or any of its Subsidiaries, which continues beyond any applicable period of cure and which would permit the holder to accelerate (automatically or upon notice and declaration) such Indebtedness, in either case in a principal amount aggregating $250,000 or more (except for capital leases, for which the threshold shall be $1,000,000); or

            (vii) any uninsured damage to or property casualty loss, theft or destruction of any assets of the Borrower or any of its Subsidiaries shall occur that is in excess of $5,000,000; or

            (viii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(a) relief in respect of the Borrower, or any of its Subsidiaries, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries, or for a substantial part of its property or assets, or (c) the winding up or liquidation of the Borrower or any of its Subsidiaries, and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

            (ix) any of the Borrower or any of its Subsidiaries shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law,
(b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (viii) of this Section 6(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the Borrower or any of its Subsidiaries, or for a substantial part of its property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing; or

            (x) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (to the extent not covered by insurance) shall be rendered against the Borrower, or any of its Subsidiaries and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any of the Borrower, or any of its Subsidiaries to enforce any such judgment.

         (b) ACCELERATION. If an Event of Default occurs under Section 6(a)(viii) or (ix), then the outstanding principal of and all accrued Interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If any other Event of Default occurs and is continuing the Holder, by written notice to the Borrower, may declare the principal of and accrued Interest on this Note to be immediately due and payable. Upon such declaration, such principal and Interest shall become immediately due and payable. The Holder may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or Interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in Section 11.2 of the Purchase Agreement.

         7. SUBORDINATION. This Note is subject to and subordinated by the terms of an Intercreditor and Subordination Agreement dated as of August [__], 2002 by and among The CIT Group/Business Credit, Inc., Ableco Finance LLC (for itself and as agent), the Borrower, certain of the Borrower's Subsidiaries and the Purchasers, which is incorporated herein by reference. This Note is subject to the terms of a Subordinated Indebtedness Intercreditor Agreement, dated August 29, 2000, among the Company and the Purchasers.

         8. USE OF PROCEEDS. The Borrower shall use the principal amount of this
Note in accordance with the permitted uses described in Section 8.10 of the Purchase Agreement.

         9. SUITS FOR ENFORCEMENT.

            (a) Subject to Section 7, upon the occurrence of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note.

            (b) In case of any default under this Note, the Borrower will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses of such Holder due to such default, as provided in Article 7 of the Purchase Agreement.

         10. REMEDIES CUMULATIVE. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         11. REMEDIES NOT WAIVED. No course of dealing between the Borrower and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

         12. TRANSFER.

            (a) The term "HOLDER" as used herein shall also include any transferee of this Note whose name has been recorded by the Borrower in the Note Register. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

         (b) The Borrower shall maintain a register (the "NOTE REGISTER") in its principal offices for the purpose of registering the Note and any transfer or partial transfer thereof, which register shall reflect and identify, at all times, the ownership of record of any interest in the Note. Upon the issuance of this Note, the Borrower shall record the name and address of the initial purchaser of this Note in the Note Register as the first Holder. Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Borrower, the Borrower shall, at its expense, execute and deliver one or more new Notes of like tenor and of denominations of at least $500,000 (except as may be necessary to reflect any principal amount not evenly divisible by $500,000) of a like aggregate principal amount, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder's attorney duly authorized in writing.

         (c) This Note may be transferred or assigned, in whole or in part, by the Holder at any time, subject to the provisions of Section 11.3 of the Purchase Agreement.

         13. REPLACEMENT OF NOTE. On receipt by the Borrower of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Borrower, such Holder must provide indemnity sufficient in the reasonable judgment of the Borrower to protect the Borrower from any loss which they may suffer if a lost, stolen or destroyed Note is replaced.

         14. COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not.

         15. NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery at the addresses specified in
Section 11.2 of the Purchase Agreement. All such notices and communications shall be deemed to have been duly given when: delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

         16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

         17. SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         18. REVIVAL AND REINSTATEMENT OF OBLIGATION. To the extent that any payment made hereunder to a Holder is subsequently required to be, and is, paid to The CIT Group/Business, Credit, Inc. or Ableco Finance LLC under and pursuant to the Intercreditor and Subordination Agreement, or is subsequently required to be, and is, returned to the Borrower for any reason, including, without limitation, that such payment is invalidated, declared fraudulent, or preferential or set aside or is required to be, and is, repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause, then that portion of this Note previously satisfied by such payment shall be revived and continue in full force and effect as if such payment had never been made.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         19. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                                     TRANSTECHNOLOGY CORPORATION



                                      By: ___________________________________
                                      Name:

                                     Title:

                       [SIGNATURE PAGE TO PROMISSORY NOTE]

                                   EXHIBIT II

                   FORM OF FIRST AMENDED AND RESTATED WARRANT

                          AMENDED AND RESTATED WARRANT

                                                                  AUGUST 7, 2002

                                             (Originally issued August 29, 2000)



         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                                                  Warrant to Purchase [________]
                                                          Shares of Common Stock

                           TRANSTECHNOLOGY CORPORATION

                          COMMON STOCK PURCHASE WARRANT

                           Void after August 29, 2010

                  TransTechnology Corporation (the "COMPANY"), a Delaware corporation, hereby certifies that for value received [_____________], a Delaware limited partnership, or its successors or assigns (the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of [__________] fully paid and nonassessable shares of Common Stock, as defined herein, of the Company, at an exercise price equal to the Purchase Price, as defined herein, subject to adjustment as provided herein, at any time or from time to time beginning on August 29, 2000 and prior to 5:00 P.M., New York City time, on August 29, 2010 (the "Expiration Date").

This Amended and Restated Warrant amends and restates the Warrant issued pursuant to the Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of August 29, 2000, among the Company, J.H. Whitney Mezzanine Fund, L.P. ("WMF"), Albion Alliance Mezzanine Fund I, L.P. ("ALBION I"), Albion Alliance Mezzanine Fund II, L.P. ("ALBION II", and together with Albion I, the "ALBION FUNDS"), The Equitable Life Assurance Society of the United States ("EQUITABLE"), Fleet Corporate Finance, Inc. ("FLEET") and Citizens Capital Incorporated ("CITIZENS", and together with WMF, the Albion Funds, Equitable and Fleet, the "PURCHASERS"), as amended, and is subject to the terms thereof. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Purchase Agreement. The Holder is entitled to the rights and subject to the obligations contained in the Purchase Agreement and the Registration Rights Agreement relating to this Warrant and the shares of Common Stock issuable upon exercise of this Warrant.

ARTICLE 1 DEFINITIONS. For the purposes of this Warrant, the following terms shall have the meanings indicated:

                  "APPLICABLE PRICE" shall mean the higher of (a) the Current Market Price per share of Common Stock on the applicable record or other relevant date and (b) the Dilution Price.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  "CLOSING PRICE" shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

                  "CO-INVESTOR WARRANTS" shall mean all warrants, other than the Warrant, to purchase Common Stock issued pursuant to the Purchase Agreement and any subsequent warrants issued pursuant to the terms of such warrants.

                  "COMMON STOCK" means the common stock, par value $.01 per share, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.

                  "COMPANY" has the meaning ascribed to such term in the first paragraph of this Warrant.

                  "CURRENT MARKET PRICE" shall be determined in accordance with Subsection 3(e).

                  "DILUTION PRICE" shall mean, with respect to each share of Common Stock, the Purchase Price, subject to appropriate adjustment for events described in Subsection 3(a).

                  "EQUITY EQUIVALENTS" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and any rights to acquire the foregoing, including, without limitation, any rights to acquire securities exercisable for, convertible into or exchangeable for the foregoing.

                  "EXERCISE DATE" has the meaning ascribed to such term in Subsection 2(d).

                  "EXPIRATION DATE" has the meaning ascribed to such term in the first paragraph of this Warrant.

                  "HOLDER" has the meaning ascribed to such term in the first paragraph and Section 9 of this Warrant.

                  "ISSUABLE WARRANT SHARES" means the shares of Common Stock issuable at any time upon exercise of the Warrant.

                  "ISSUED WARRANT SHARES" means any shares of Common Stock issued upon exercise of the Warrant.

                  "LIQUIDATION AMOUNT" shall mean the amount that would be received by a stockholder of the Company with respect to one share of Common Stock if immediately prior to the occurrence of a Liquidity Event all the Warrants, as amended and restated, and all other Equity Equivalents to the extent convertible, exchangeable or exercisable at the time of the Liquidity Event (including by reason of such Liquidity Event) were converted, exchanged or exercised in full, the Company were liquidated, and all assets of the Company, after payment of all liabilities, were distributed to the stockholders.

                  "LIQUIDITY EVENT" has the meaning ascribed to such term in the Notes, as amended from time to time.

                  "NASDAQ" shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

                  "PERSON" shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "PURCHASE AGREEMENT" has the meaning ascribed to such term in the second paragraph of this Warrant.

                  "PURCHASE PRICE" shall mean, (a) if the Exercise Date is prior to December 31, 2002, the lesser of (i) $9.93, or (ii) in the event any Liquidity Event occurs prior to December 31, 2002, the Liquidation Amount less $5.00, but in no event less than $.01, and (b) if the Exercise Date is subsequent to December 31, 2002, $.01.

                  "WARRANT" shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

                  "WARRANT REGISTER" has the meaning ascribed to such term in Subsection 9(c).

                  "WMF PLEDGE" shall mean any pledge of the WMF Note, the WMF Warrant or the shares of stock issued upon exercise of the WMF Warrant pursuant to the terms of the partnership agreement or other agreement of WMF, pursuant to which WMF issued any bonds, promissory notes or other evidence of indebtedness.

ARTICLE 2         EXERCISE OF WARRANT.

         EXERCISE. This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on the date hereof and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the "Election to Purchase Shares") attached hereto as EXHIBIT A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

         DELIVERY OF SHARES; PAYMENT OF PURCHASE PRICE. As soon as practicable after surrender of this Warrant and receipt of payment, the Company shall promptly issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock set forth in the Election to Purchase Shares, in such name or names as may be designated by such Holder, along with a check for the amount of cash to be paid in lieu of issuance of fractional shares, if any. Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check, bank draft or postal or express money order payable to the order of the Company, (ii) by assigning to the Company all or any part of the unpaid principal amount of the Note, as amended from time to time, held by the Holder in a principal amount equal to the Purchase Price, (iii) by surrender of a number of shares of Common Stock held by the Holder equal to the quotient obtained by dividing (A) the Purchase Price payable with respect to the portion of this Warrant then being exercised by (B) the Current Market Price per share of Common Stock on the Exercise Date, or (iv) by cancellation of any portion of this Warrant with respect to the number of shares of Common Stock equal to the quotient obtained by dividing (A) the aggregate Purchase Price payable with respect to the portion of this Warrant then being exercised by (B) the difference between (1) Current Market Price per share of Common Stock on the Exercise Date, and (2) the Purchase Price per share of Common Stock.

         PARTIAL EXERCISE. If this Warrant is exercised for less than all of the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

         WHEN EXERCISE EFFECTIVE. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the "Exercise Date") and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

         ISSUED WARRANT SHARES FULLY PAID, NONASSESSABLE. The Company shall take all actions necessary to ensure that following exercise of this Warrant in accordance with the provisions of this Section 2, the Issued Warrant Shares issued hereunder shall, without further action by the Holder, be fully paid and nonassessable.

         CONTINUED VALIDITY. A Holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all of the rights and subject to all of the obligations set forth in Section 9.

ARTICLE 3 ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the following events:

         DIVIDEND, SUBDIVISION, COMBINATION OR RECLASSIFICATION OF COMMON STOCK. If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this
Section 3 from and after such record date).

         ISSUANCE OF RIGHTS TO PURCHASE COMMON STOCK BELOW CURRENT MARKET PRICE OR DILUTION PRICE. If the Company shall, at any time or from time to time, fix a record date for the issuance of rights, options or warrants to all holders of Common Stock (other than pursuant to Plans) entitling them to subscribe for or purchase Common Stock, or securities convertible into Common Stock at a price per share of Common Stock or having a conversion price per share of Common Stock if a security is convertible into Common Stock (determined in either such case by dividing (x) the total consideration payable to the Company upon exercise, conversion or exchange of such rights, options, warrants or other securities convertible into Common Stock by (y) the total number of shares of Common Stock covered by such rights, options, warrants or other securities convertible into Common Stock) which is lower than either the Current Market Price per share of Common Stock on such record date (or, if an ex-dividend date has been established for such record date, on the day next preceding such ex-dividend date) or the Dilution Price, then, the Purchase Price shall be reduced to the price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at the Applicable Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Company. Any such adjustment shall become effective immediately after the record date for such rights or warrants. Such adjustment shall be made successively whenever such a record date is fixed. If such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to the Purchase Price that otherwise would be in effect but for the fact such record date was fixed (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

         CERTAIN DISTRIBUTIONS. If the Company shall, at any time or from time to time, fix a record date for the distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than regularly scheduled cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in capital stock for which adjustment is made under Subsection 3(a)) or subscription rights, options or warrants (excluding those referred to in Subsection 3(b)), THEN the Purchase Price shall be reduced to the price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction (which shall in no event be less than zero), the numerator of which shall be the Current Market Price per share of Common Stock on such record date (or, if an ex-dividend date has been established for such record date, on the next day preceding such ex-dividend date), less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, other property, subscription rights or warrants so to be distributed applicable to one share of Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock. Any such adjustment shall become effective immediately after the record date for such distribution. Such adjustments shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Purchase Price shall be adjusted to the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this
Section 3 from and after such record date).

         ISSUANCE OF COMMON STOCK BELOW CURRENT MARKET PRICE OR DILUTION PRICE.

                  If the Company shall, at any time and from time to time, after the date hereof, directly or indirectly, sell or issue shares of Common Stock (regardless of whether originally issued or from the Company's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock) at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total consideration received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) which is lower than either the Current Market Price per share of Common Stock or the Dilution Price immediately prior to such sale or issuance, THEN, subject to clause 3(d)(ii), the Purchase Price shall be reduced to a price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at the Applicable Price and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale or issuance. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance and the consideration "received" by the Company therefor shall be deemed to be the consideration actually received or receivable by the Company (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration stated in such rights, options, warrants or convertible or exchangeable securities to be payable to the Company for the shares of Common Stock covered thereby. If the Company shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" received or receivable by or payable to the Company for purposes of the first sentence and the immediately preceding sentence of this Subsection 3(d), the fair value of such property shall be determined in good faith by the Board of Directors of the Company. The determination of whether any adjustment is required under this Subsection 3(d) by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the subsequent time of issuance of shares of Common Stock upon the exercise of such rights to subscribe or purchase.

                  No adjustment shall be made to the Purchase Price pursuant to clause 3(d)(i) in connection with the issuance of (A) shares issued in any of the transactions described in Subsections 3(a), (b) and (c) hereof; (B) shares issued upon exercise of this Warrant or the Co-Investor Warrants; (C) additional issuances of options to purchase shares of Common Stock pursuant to the Company's existing stock option plans, under which the Company is authorized to issue an aggregate of 1,250,000 shares of Common Stock, granted at an exercise price of not less than the Current Market Price of Common Stock at the time of grant and issued consistent with previous grants under the Company's stock option plans; and (D) in any arm's length institutional financing of debt in which shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock are issued as part of a unit, if such shares would otherwise be included in clause 3(d)(i).

                  Notwithstanding any provision in Section 3 to the contrary and without limitation to any other provision contained in Section 3, in the event any securities of the Company (other than this Warrant or the Co-Investor Warrants), including, without limitation, those securities set forth as exceptions in Subsection 3(d)(ii) (for purposes of this Subsection, collectively, the "SUBJECT SECURITIES"), are amended or otherwise modified by operation of its terms or otherwise (including, without limitation, by operation of such Subject Securities' anti-dilution provisions other than antidilution provisions substantially similar to those contained in Section 3(a) hereof) in any manner whatsoever that results in (i) the reduction of the exercise, conversion or exchange price of such Subject Securities payable upon the exercise for, or conversion or exchange into, Common Stock or other securities exercisable for, or convertible or exchangeable into, Common Stock and/or (ii) such Subject Securities becoming exercisable for, or convertible or exchangeable into (A) more shares or dollar amount of such Subject Securities which are, in turn exercisable for, or convertible or exchangeable into, Common Stock, or (B) more shares of Common Stock, THEN such amendment or modification shall be treated for purposes of
Section 3 as if the Subject Securities which have been amended or modified have been terminated and new securities have been issued with the amended or modified terms. The Company shall make all necessary adjustments (including successive adjustments if required) to the Purchase Price in accordance with Section 3, but in no event shall the Purchase Price be greater than it was immediately prior to the application of this Subsection to the transaction in question. On the expiration or termination of any such amended or modified Subject Securities for which adjustment has been made pursuant to the operation of the provisions of this Subsection under Section 3(b) or 3(d), as the case may be, without such Subject Securities having been exercised, converted or exchanged in full pursuant to their terms, the adjusted Purchase Price shall be appropriately readjusted in the manner specified in such Section.

         DETERMINATION OF CURRENT MARKET PRICE. For the purpose of any computation under Subsections (b), (c) or (d) of this Section 3 or any other provision of this Warrant, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days commencing 15 trading days before such date. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, then the Company, on the one hand, and Holder on the other hand, shall each promptly appoint as an appraiser an individual who shall be a member of a nationally recognized investment banking firm. Each appraiser shall be instructed to, within 30 days of appointment, determine the Current Market Price per share of Common Stock which shall be deemed to be equal to the fair market value per share of Common Stock as of such date. If the two appraisers are unable to agree on the Current Market Price per share of Common Stock within such 30 day period, then the two appraisers, within 10 days after the end of such 30 day period shall jointly select a third appraiser. The third appraiser shall, within 30 days of its appointment, determine, in good faith, the Current Market Price per share of Common Stock and such determination shall be controlling. If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit its appraisal within the required period, the appraisal submitted by the remaining appraiser shall be controlling. The cost of the foregoing appraisals shall be shared one-half by the Company and one-half by WMF, PROVIDED, HOWEVER, in the event a third appraiser is utilized and one of the two initial appraisals (but not the other initial appraisal) is greater than or less than the appraisal by such third appraiser by 10% or more, then the cost of all of the foregoing appraisals shall be borne by the party who appointed the appraiser who made such initial appraisal.

         DE MINIMIS ADJUSTMENTS. No adjustment in the Purchase Price shall be made if the amount of such adjustment would result in a change in the Purchase Price per share of less than $0.05, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Purchase Price of $0.05 per share or more. If the Company shall, at any time or from time to time, issue Common Stock by way of dividends on any stock of the Company or subdivide or combine the outstanding shares of the Common Stock, such amount of $0.05 (as theretofore increased or decreased, if such amounts shall have been adjusted in accordance with the provisions of this clause) shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or stock dividend so as appropriately to reflect the same. Notwithstanding the provisions of the first sentence of this Subsection 3(f), any adjustment postponed pursuant to this Subsection 3(f) shall be made no later than the earlier of (i) three years from the date of the transaction that would, but for the provisions of the first sentence of this Section 3(f), have required such adjustment, (ii) an Exercise Date or (iii) the Expiration Date.

         ADJUSTMENTS TO OTHER SHARES. In the event that at any time, as a result of an adjustment made pursuant to Subsection 3(a), the Holder shall become entitled to receive, upon exercise of this Warrant, any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Subsections 3(a), (b), (c) and (d), inclusive, and the provisions of Sections 2, 5, 6 and 7 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

         ADJUSTMENT OF NUMBER OF SHARES ISSUABLE UPON EXERCISE. Upon each adjustment of the Purchase Price as a result of the calculations made in Subsections 3(a), (b), (c) or (d), this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         REORGANIZATION, RECLASSIFICATION, MERGER AND SALE OF ASSETS. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, THEN the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

ARTICLE 4 CERTIFICATE AS TO ADJUSTMENTS. Whenever the Purchase Price and the number of shares of Common Stock issuable, or the securities or other property deliverable, upon the exercise of this Warrant shall be adjusted pursuant to the provisions hereof, the Company shall promptly give written notice thereof to the Holder, in accordance with Section 14, in the form of a certificate signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, Treasurer or one of the Assistant Treasurers of the Company, stating the adjusted Purchase Price, the number of shares of Common Stock issuable, or the securities or other property deliverable, upon exercise of the Warrant and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment is required.

ARTICLE 5 FRACTIONAL SHARES. Notwithstanding an adjustment pursuant to Section 3(h) in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the Applicable Price.

ARTICLE 6 NOTICE OF PROPOSED ACTIONS. In case the Company shall propose at any time or from time to time (a) to declare or pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regularly scheduled cash dividend),
(b) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its

Common Stock, (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company which would, if consummated, adjust the Purchase Price or the securities issuable upon exercise of the Warrants, (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to take any other action that would require a vote of the Company's stockholders, then, in each such case, the Company shall give to the Holder, in accordance with Section 14, a written notice of such proposed action, which shall specify (i) the record date for the purposes of such stock dividend, distribution of rights or warrants or vote of the stockholders of the Company, or if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution of rights or warrants, or vote is to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least five (5) Business Days prior to the applicable record, determination or effective date specified in such notice.

ARTICLE 7 NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will at all times reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the full exercise of this Warrant, and (c) will take all such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

ARTICLE 8 REPLACEMENT OF WARRANTS. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock. If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

ARTICLE 9         RESTRICTIONS ON TRANSFER.

         Subject to the provisions of this Section 9 and Section 11.3 of the Purchase Agreement, this Warrant may be transferred or assigned, in whole or in part, by the Holder at any time, and from time to time. The term "Holder" as used herein shall also include any transferee of this Warrant whose name has been recorded by the Company in the Warrant Register (as hereinafter defined). Each transferee of the Warrant or the Common Stock issuable upon the exercise of the Warrant acknowledges that the Warrant or the Common Stock issuable upon the exercise of the Warrant has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

          With respect to a transfer (other than in connection with the WMF Pledge) that should occur prior to the time that the Warrant or the Common Stock issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law. Counsel shall, as promptly as practicable, notify the Company and the Holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the Holder shall be entitled to transfer this Warrant or such shares of Common Stock (or portion thereof), subject to any other provisions and limitations of this Warrant. In the event this Warrant shall be exercised as an incident to such transfer, such exercise shall relate back and for all purposes of this Warrant be deemed to have occurred as of the date of such notice regardless of delays incurred by reason of the provisions of this Section 9 which may result in the actual exercise on any later date.

         The Company shall maintain a register (the "Warrant Register") in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as EXHIBIT B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

         Notwithstanding any provision in this Warrant to the contrary, the Holder shall not sell, assign, or otherwise transfer to any Person (a "Transferee") any Issued Warrant Shares prior to the Expiration Date (other than pursuant to the WMF Pledge) unless such Transferee agrees in writing to be bound in the same manner as the Holder by the provisions of this Section 9 (to the extent such provisions have not terminated or expired) as they relate to the Issued Warrant Shares. The Company acknowledges that each Transferee is an intended third party beneficiary of, and shall be entitled to, all rights of the Holder under Sections 10, 13, 14, 15 and 16 hereof with respect to any Issued Warrant Shares purchased by such Transferee.

         Notwithstanding any other provisions of this Warrant, in the event that the Holder is subject to regulation under the Bank Holding Company Act of 1956 (BHC Act), the Holder may only transfer the Warrant in compliance with the terms of the Warrant and any applicable related agreements or contracts in the following circumstances:

                  to any person who intends to sell the shares issuable upon exercise of the Warrant in connection with a public offering, reasonably determined by the Holder to be widely distributed, of the shares; or

                  in a transaction with any person who acquires at least a majority of the voting securities of the Company (excluding the shares issuable upon exercise of the Warrants); or

                  in a transaction with any person who, as a result of the transaction, would hold Warrants exercisable into shares which (altogether with all other voting stock or rights thereto of the Company held by such person) would equal no more than 2% of the Company's voting stock; or

                  in a sale conducted in accordance with Securities and Exchange Commission Rule 144.

                  Notwithstanding the foregoing, the above restrictions on the transfer of the Warrant shall cease to apply to the extent expressly granted, in writing, by the Board of Governors of the Federal Reserve System or as otherwise permitted by under the BHC Act or the regulations promulgated under the BHC Act.

                  Notwithstanding any other provision of this Warrant, in the event that the holder is subject to regulation under the BHC Act, the Holder may only exercise the Warrant to the extent that, after such exercise, the Holder will not hold more than 4.99% of any "Class" of "Voting Securities" (each as defined in the BHC Act) of the Company or such exercise is otherwise is expressly granted, in writing, by the Board of Governors of the Federal Reserve System or as otherwise permitted under the BHC Act or the regulation promulgated under the BHC Act.

                          ARTICLE 10 HOLDER PUT RIGHT.

         Upon the occurrence of a Liquidity Event, the Holder shall have the right (the "Put Right") exercisable concurrently therewith, and at any time during the 120-day period following such Liquidity Event, to cause the Company, subject to the terms and conditions hereof, to purchase from the Holder all, or any portion, of this Warrant and the Issued Warrant Shares, if any, at a purchase price per Issuable Warrant Share or Issued Warrant Share, as the case may be, equal to (i) if the Liquidation Amount is greater than $5.00, the greater of (A) $5.00 and (B) the Liquidation Amount less $9.93; and (ii) if the Liquidation Amount is equal to or less than $5.00, the Liquidation Amount. Such right shall be exercisable by the Holder upon the closing of the Liquidity Event or thereafter by delivery of written notice (the "PUT NOTICE") to the Company, specifying the date on which such repurchase shall occur. Upon the date designated for such repurchase pursuant to the Put Notice, the Holder shall deliver to the Company, as applicable, this Warrant and one or more certificates representing Issued Warrant Shares, if any, being repurchased duly endorsed for transfer to the Company against (i) payment therefor by (at the option of the Holder) (x) wire transfer to an account in a bank located in the United States designated by the Holder for such purposes or (y) delivery of a certified or official bank check drawn on a member of the New York Federal Reserve Clearing House, and (ii) if the Holder has elected to have only a portion of this Warrant repurchased, delivery of a new warrant duly executed by the Company, on the same terms and conditions as this Warrant, except that such warrant shall be exercisable for the remaining number of Issuable Warrant Shares.

         If, for any reason, the Company is prohibited or otherwise unable to pay to the Holder any portion of the aggregate purchase price for any portion of this Warrant or the Issued Warrant Shares in connection with the exercise by the Holder of its rights under Section 10(a), then, in addition to and not in limitation of any other rights or remedies that may be available to the Holder, such unpaid portion of the purchase price shall bear interest, payable on demand in immediately available funds, for each day from the date such portion of the aggregate purchase price was due to the date of actual payment, at a rate equal to the Interest Rate under the Notes, as amended from time to time, compounding quarterly until paid in full.

         The right to receive payment from the Company upon exercise of the Put Right set forth in this Section 10 is subject to and subordinated by the terms of an Intercreditor and Subordination Agreement (the "Senior Subordination Agreement") dated as of August 7, 2002 by and among The CIT Group/Business Credit, Inc., Ableco Finance LLC (for itself and as agent), the Company, certain of the Company's subsidiaries, and the Purchasers, and is also subject to the terms of a Subordinated Indebtedness Intercreditor Agreement, dated August 29, 2000, among the Company and the Purchasers (the "SubDebt Intercreditor Agreement"), each of which is incorporated herein by reference. In the event the Company is unable to make a payment to the Holder by reason of the subordination provided in such agreements, the Company shall issue to the Holder a note dated the date such payment was otherwise required to be made, in form and substance identical to the Notes, in the principal amount of the payment required to be made on account of the Put Right, which Note shall thereafter be deemed a Note for all purposes under the Purchase Agreement, the Senior Subordination Agreement and the SubDebt Intercreditor Agreement.

ARTICLE 11 NO RIGHTS OR LIABILITY AS A STOCKHOLDER. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

ARTICLE 12 CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax, or other incidental expense, in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Company.

ARTICLE 13 AMENDMENT OR WAIVER. Subject to the terms of the Section 11.4 of the Purchase Agreement, this Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

ARTICLE 14 NOTICES. Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office as specified in Section 11.2 of the Purchase Agreement and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

ARTICLE 15 CERTAIN REMEDIES. The Holder shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically the terms and provisions of this Warrant in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such Holder may be entitled at law or in equity.

ARTICLE 16 SURVIVAL. The provisions of Section 10 hereof shall survive the complete exercise of this Warrant and the issuance of all Issuable Warrant Shares.

ARTICLE 17 GOVERNING LAW. This Agreement shall be governed by, construed in accordance with, and enforced under, the Law of the State of New York applicable to agreements or instruments entered into and performed entirely within such State.

ARTICLE 18 HEADINGS. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                                        TRANSTECHNOLOGY CORPORATION

                                        By:
                                           -----------------------------------
                                            Name:
                                            Title:

                                                          Exhibit A to Common
                                                          Stock Purchase Warrant
                                                          ----------------------

                                    [FORM OF]
                           ELECTION TO PURCHASE SHARES

                  The undersigned hereby irrevocably elects to exercise the Warrant to purchase _____ shares of Common Stock, par value $.01 per share ("Common Stock"), of [Name of Issuer] (the "Company") and hereby [makes payment of $_______ therefor] [or] [makes payment therefor by assignment to the Company pursuant to Section 2(b)(ii) of the Warrant of $_____________ aggregate principal amount of the Note (as defined in the Warrant)] [or] [makes payment therefore by surrendering pursuant to Section 2(b)(iii) _____ shares of Common Stock of the Company] [or] [makes payment therefor by cancellation pursuant to
Section 2(b)(iv) of a portion of the Warrant with respect to _________ shares of Common Stock]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
         ----------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
           --------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

                  If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:
         ---------------------------------------------------------------------
                                   (NAME OF HOLDER)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
           --------------------------------------------------------------------
                               (NAME OF HOLDER)

--------------------------------------------------------------------------------
                        (ADDRESS, INCLUDING ZIP CODE)

Dated:                                                   [NAME OF HOLDER]
         -----------------------------------
                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:
-----------------------------
(1) Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

                                                        Exhibit B to Common
                                                        Stock Purchase Warrant
                                                        ----------------------


                              [FORM OF] ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $.01 per share ("Common Stock"), of TRANSTECHNOLOGY CORPORATION represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

NAME OF ASSIGNEE       ADDRESS           NO. OF SHARES




and does hereby irrevocably constitute and appoint ____________________________ Attorney to make such transfer on the books of TRANSTECHNOLOGY CORPORATION maintained for that purpose, with full power of substitution in the premises.

Dated:                                 [NAME OF HOLDER(1)]
         ---------------------------


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:



-----------------------------
(1) Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.